EXHIBIT 3.2

                             SUBSCRIPTION AGREEMENT

      This Subscription Agreement ("Agreement") is entered into as of July 31, 2003 (the "Effective Date"), by and between Medical Nutrition USA, Inc., a Delaware corporation (the "Company"), and Organic Corporation of America, a Delaware corporation ("Purchaser"). The Company and Purchaser agree as follows:

      1. SALE AND PURCHASE. The Company hereby agrees to sell, and the Purchaser hereby agrees to purchase, 200,000 shares of the Company's common stock (the "Shares") at a purchase price of $0.75 per share for aggregate consideration of $150,000. The closing of the sale and purchase of the Shares will take place on the Effective Date.

      2. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company represents and warrants that:

            2.1 Organization. The Company is a corporation duly organized and existing under the laws of the State of Delaware with its principal place of business at 10 West Forest Avenue, Englewood, New Jersey 07631. It has the power to own its property and to carry on its business as it is now being conducted. It is duly qualified and authorized to do business and is in good standing in every state, country, or other jurisdiction in which the nature of its business and properties makes such qualification necessary.

            2.2 Authority. The Company has full power and authority to execute and deliver this Agreement, to issue the Shares and any other instrument or agreement required under this Agreement, and to perform and observe the terms and provisions of this Agreement and of all such other instruments and agreements.

            2.3 Corporate Action. All corporate action by the Company, its directors or stockholders, necessary for the authorization, execution, delivery, and performance of this Agreement, the issuance of the Shares and any other instrument or agreement required under this Agreement has been duly taken.

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            2.4 Incumbency and Authority of Signators. The officer(s) of the
      Company executing this Agreement, the Shares and any other instrument or agreement required under this Agreement are duly and properly in office and fully authorized to execute them.

            2.5 Due and Valid Execution. This Agreement has been duly authorized, executed, and delivered by the Company, and is a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with the terms and provisions hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
      (b) general principles of equity that restrict the availability of equitable remedies. The Shares and any other instrument or agreement required under this Agreement has been so authorized and, when executed and delivered, will be similarly valid, binding and enforceable.

            2.6 No Violation. There is no charter, bylaw, or capital stock provision of the Company, and no provision of any indenture or agreement, written or oral, to which the Company is a party or under which the Company is obligated, nor is there any statute, rule, or regulation, or any judgment, decree, or order of any court or agency binding on the Company which would be contravened by the execution and delivery of this Agreement, the Shares or any other instrument or agreement required under this Agreement, or by the performance of any provision, condition, covenant or other term of this Agreement, the Shares or any such other instrument or agreement.


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            2.7 Litigation Pending. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its property, the adverse determination of which might affect the Company's financial condition or operations or impair the Company's ability to perform its obligations under this Agreement or under the Shares or any other instrument or agreement required by this Agreement.

      3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. This Agreement is made with Purchaser in reliance upon Purchaser's representation and warranties to the Company, which by Purchaser's execution of this Agreement Purchaser hereby confirms, that:

            3.1 Authorization. This Agreement constitutes Purchaser's valid and legally binding obligation, enforceable in accordance with its terms.

            3.2 Investment Intent. The Shares to be received by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares.

            3.3 Enforceability. The Purchaser hereby represents and warrants that the execution and delivery by Purchaser of this Agreement, when duly executed by the other parties hereto, will result in legally binding obligations of Purchaser, enforceable against him, her or it in accordance with the respective terms and provisions hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
      (b) general principles of equity that restrict the availability of equitable remedies.


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            3.4 Disclosure of Information. Purchaser has reviewed the Company's
      Annual Report on Form 10-KSB for the year ended January 31, 2003 (the "10-KSB") and each Report on Form 8-K filed by the Company since January 31, 2003. Purchaser believes Purchaser has received all the information Purchaser considers necessary or appropriate for deciding whether to acquire the Shares. Purchaser further represents that Purchaser has had an opportunity to ask questions and receive answers from officers of the Company regarding the Company, its business and the terms and conditions of the Shares. Purchaser recognizes that any investment in the Company must be considered to be highly speculative.

            3.5 Confidentiality. Purchaser hereby represents, warrants and covenants that Purchaser shall maintain in confidence, and shall not use or disclose without the prior written consent of the Company, any information identified as confidential that is furnished to Purchaser by the Company in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by Purchaser; or (b) lawfully disclosed to Purchaser by a third party who possessed such information without any obligation of confidentiality. Purchaser further covenants that Purchaser shall return to the Company all tangible materials containing such information upon request by the Company.


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            3.6 Investment Experience. Purchaser is a Purchaser and investor in securities of companies in the development stage and acknowledges Purchaser is able to fend for himself, herself or itself, can bear the economic risk and complete loss of Purchaser's investment and has such knowledge and experience in financial or business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares.

            3.7 Restricted Securities. Purchaser understands the Shares Purchaser is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), except in certain limited circumstances. In this connection Purchaser represents that Purchaser is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

            3.8 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until:

                  3.8.1 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  3.8.3 (a) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (b) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel that such disposition will not require registration of such shares under the Securities Act.


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            3.9 Legends. It is understood the certificate representing the
      Shares ("Certificate") may bear one or more of the following legends:

                  "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

            3.10 Accredited Investor. Purchaser is an "accredited investor" as that term is defined in CFR Section 230. 501(a) (Regulation D), as amended, of the SEC under the Securities Act.

            3.11 Removal of Legends; Further Covenants.

                  3.11.2 Any legend placed on the Shares or a Certificate
            pursuant to Section 3.9 hereof shall be removed (a) if the Shares shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, (b) if the shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (c) if Purchaser shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that a public sale, transfer or assignment of the Shares may be made without registration.

                  3.11.3 Any legend placed on the Shares pursuant to Section 3.9 hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if Purchaser provides the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that such state legend may be removed.


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                  3.11.3 Purchaser further covenants that Purchaser will not transfer the Shares, in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the Commission promulgated thereunder, including Rule 144 under the Securities Act. Further, Purchaser agrees that Purchaser will not transfer the Shares without the Company's prior consent, even if Purchaser is otherwise permitted to transfer them pursuant to this Agreement and applicable law.

            3.12 Risk Factors. The Purchaser agrees and acknowledges that there are risk factors related to, among other things, (a) the sale by the Company of the Shares, and (b) the Company's business and financial condition. Purchaser and Purchaser's representatives acknowledge and agree that they have carefully reviewed in their entirety the RISK FACTORS set forth on pages 9, 10 and 11 of the 10-KSB. Such Risk Factors are incorporated herein by this reference. THE PURCHASER IS AWARE THAT PURCHASER'S INVESTMENT IN THE SHARES IS A SPECULATIVE INVESTMENT THAT HAS LIMITED LIQUIDITY AND IS SUBJECT TO THE RISK OF COMPLETE LOSS. THE PURCHASER IS ABLE, WITHOUT IMPAIRING PURCHASER'S FINANCIAL CONDITION, TO SUFFER A COMPLETE LOSS OF PURCHASER'S INVESTMENT IN THE SHARES.


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      4 MISCELLANEOUS.

      4.1 Notices. Any communications between the parties or notices provided for in this Agreement may be given by mailing them, first class, postage prepaid, to Purchaser at:

      If to Purchaser at:
      Organic Corporation of America
      ______________________________
      ______________________________
      Attn:_________________________

and to the Company at:

      Medical Nutrition USA, Inc.
      10 West Forest Avenue
      Englewood, New Jersey 07631
      Attn: Frank Newman

With a copy to:

      Foley & Lardner
      402 West Broadway, 23rd Floor
      San Diego, California  92101
      Attn:  Kenneth D. Polin

or to such other address as either party may indicate to the other in writing after the date of this Agreement.

            4.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Company shall not assign this Agreement or any of the rights, duties, or obligations of the Company under this Agreement without the prior written consent of Purchaser.

            4.3 Attorney Fees. In the event of any legal action or suit in relation to this Agreement, the prevailing part shall be entitled to recover its reasonable attorney fees.

            4.4 Severability. In the event any sentence or paragraph of this Agreement is declared void by a court of competent jurisdiction, said sentence or paragraph shall be deemed severed from the remainder of this Agreement, and the balance of this Agreement shall remain in effect.


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            4.5 Titles, Captions and Paragraph Headings. Paragraph and
      subparagraph titles and captions contained in this Agreement are inserted only as a matter of convenience for reference. Such titles, captions, and paragraph headings in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

            4.6 Number and Gender. Whenever a singular number is used in this Agreement or where required by context, the same shall include plural. Masculine gender shall include feminine and neuter genders and the word "person" shall include corporation, firm, partnership, or other forms of association.

            4.7 Entire Agreement. This Agreement constitutes the entire Agreement between all parties herein and supersedes all prior Agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, and shall not be modified or amended except in writing, executed by all parties herein.

            4.8 Counterparts. This Agreement may be executed in several counterparts, and as so executed shall constitute an Agreement, binding to all parties herein. Each counterpart may be signed and transmitted via facsimile with the same validity as if it were an ink-signed document.

            4.9 Amendment. This Agreement may be amended by written agreement signed by the parties hereto.

            4.10 Non-Waiver. No delay or omission on the part of any party herein in exercising any rights or remedies herein shall operate as a waiver of such rights or remedies. No waiver of any default shall constitute a waiver of any other default, whether of the same or any other covenant or condition. No waiver, benefit, privilege or service voluntarily given or performed by any party herein shall give the other parties any contractual right by custom, estoppel or otherwise. Any waiver by any party herein must be executed in writing, expressly specifying the subject and extent of the waiver.


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            4.11 Governing Law and Venue. This Agreement and all amendments hereto shall be governed, construed, and enforced in accordance with the laws of the State of Delaware.

            4.12 Construction. This Agreement has been negotiated between the parties and their advisors, and shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against any one party.

            4.13 No Other Inducement. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressed herein.

            4.14 Expenses. Each of the parties will bear their own expenses and costs (including, without limitation, attorneys' fees and expenses) incurred in connection with the negotiation and preparation of this Agreement, the Shares and any other instrument or agreement required under this Agreement

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      IN WITNESS WHEREOF, the parties to this Agreement have executed this
Agreement by their duly authorized officers effective as of the day and year first above written.

         "COMPANY"                      Medical Nutrition USA, Inc.,
                                        a Delaware corporation


                                        By:_________________________________

                                        Print Name:__________________________

                                        Title:________________________________


         "PURCHASER"                    Organic Corporation of America,
                                        a Delaware corporation


                                        By:_________________________________

                                        Print Name:__________________________

                                        Title:________________________________
                                              (if applicable)

                   [SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]


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